JOINT REPORTING AGREEMENT
AND
POWER OF ATTORNEY

          WHEREAS, the statement or amended statement of Schedule 13D (the “Joint Statement”) to which this joint reporting agreement and power of attorney (the “Agreement”) is an exhibit is being filed on behalf of two or more persons (collectively, the “Reporting Persons”); and

          WHEREAS, the Reporting Persons prefer to file the Joint Statement on behalf of all of the Reporting Persons rather than individual statements on Schedule 13D on behalf of each of the Reporting Persons;

          NOW THEREFORE, the undersigned hereby agree as follows with each of the other Reporting Persons:

           1.       Each of the Reporting Persons is individually eligible to use the Joint Statement.

           2.       Each of the Reporting Persons is responsible for the timely filing of the Joint Statement and any amendments thereto.

           3.       Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning such Reporting Person contained in the Joint Statement.

          4.      None of the Reporting Persons is responsible for the completeness or accuracy of the information concerning the other Reporting Persons contained in the Joint Statement, unless such Reporting Person knows or has reason to believe that such information is inaccurate.

           5.       The undersigned agrees that the Joint Statement is, and any amendment thereto will be, filed on behalf of each of the Reporting Persons.

          6.     The undersigned hereby appoints Isaac R. Souede, and Thomas DeLitto, and each of them, as attorney-in-fact for the undersigned with authority to execute and deliver on behalf of the undersigned (i) any and all documents (including any amendments thereto) required to be filed by the undersigned or otherwise executed and delivered by the undersigned pursuant to the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, all other federal, state and local securities and corporation laws, and all regulations promulgated thereunder and (ii) any and all amendments hereto for the purpose of adding additional Reporting Person(s) hereto.

          7.      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

Dated: August 24, 2000

WORMS & CIE By: /s/ Ferruccio Luppi Name: Ferruccio Luppi Title: Directeur General

PERMAL GROUP S.A. By: /s/ Edmond de la Haye Jousselin Name: Edmond de la Haye Jousselin Title: President - Directeur General

WORMS & CO., INC. By: /s/ Thomas M. Delitto Name: Thomas M. Delitto Title: Executive Vice President and COO

PERMAL CAPITAL MANAGEMENT, INC. By: /s/ Thomas M. Delitto Name: Thomas M. Delitto Title: Chief Executive Officer

PERMAL SERVICES, INC. By: /s/ Thomas M. Delitto Name: Thomas M. Delitto Title: President

PERMAL CAPITAL PARTNERS, L.P. By: /s/ Thomas M. Delitto Name: Thomas M. Delitto Title: President, Permal Services, Inc., its General Partner

JAPAN ONMIBUS LTD. By: /s/ James R. Hodge Name: James R. Hodge Title: Portfolio Manager

PILOT HOLDINGS L.P. By: /s/ Thomas M. Delitto Name: Thomas M. Delitto Title: Managing Member, Shed Investments LLC, its General Partner

SHED INVESTMENTS L.L.C. By: /s/ Thomas M. Delitto Name: Thomas M. Delitto Title: Managing Member

/s/ Isaac R. Souede Isaac R. Souede

/s/ Thomas M. Delitto Thomas M. Delitto

/s/ James R. Hodge James R. Hodge

/s/ C. Reddington Barrett, III C. Reddington Barrett, III